UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 29, 2008
GENTA INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866

(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction	Number)	Identification No.)
of Incorporation)

200 Connell Drive, Berkeley Heights, NJ		07922

(Address of Principal Executive Offices)		(Zip Code)
(908) 286-9800
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On August 29, 2008, Genta Incorporated (the “Company”) filed a Form S-1 Registration Statement with the Securities and Exchange Commission for the offer and sale of the Company’s common stock. The Form S-1 is not effective and does not relate to any pending or specific future financing.
If declared effective, the Form S-1 could provide flexibility for the Company in the event it needs to raise additional funds to support ongoing activities or future initiatives. As set forth in the Form S-1, these potential expenditures would relate to general corporate funding, completion of existing clinical trials, initiation of new studies, and acceleration of clinical research in our pipelines programs for tesetaxel and G4544, among other uses. The Company cannot assure you that, the Form S-1 will be declared effective, or if it is declared effective, that the Company will be able to consummate a financing on terms acceptable to the Company, if at all.
This announcement does not constitute an offer to sell or the solicitation of an offer to buy such common stock in any jurisdiction in which such an offer or sale would be unlawful and is issued pursuant to Rule 135 under the Securities Act of 1933.
The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
By:	/s/ Gary Siegel
Gary Siegel
Vice President, Finance

Dated: August 29, 2008